SUB-ITEM 77Q3

                               MFS SERIES TRUST X

(a)(i) Based upon their evaluation of the registrant's disclosure controls and procedures as conducted within 90 days of the filing date of this report, the registrant's chief financial officer and chief executive officer have concluded that those disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the registrant in the reports it files or submits under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is recorded, processed, summarized and reported in substantial compliance with the 1934 Act and the Commission's rules and forms thereunder.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their last evaluation.

(iii)    Certifications

     I, Richard M. Hisey, certify that:

1.       I have reviewed this report on Form N-SAR of MFS Series Trust X;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: January 27, 2003

                         /s/ RICHARD M. HISEY
                                                     Richard M. Hisey
                                                     Chief Financial Officer

                                          SUB-ITEM 77Q3

                               MFS SERIES TRUST X

   (iii) Certifications (continued)

     I, John W. Ballen, certify that:

     1.  I have reviewed this report on Form N-SAR of MFS Series Trust X;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

            a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and



b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: January 27, 2003



                            /s/ JOHN W. BALLEN
                                                     John W. Ballen
                                                     Chief Executive Officer

This page being filed for series 2 MFS Series Trust X, MFS International Value Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           2,602
Class B           1,705
Class C           465
Class I                    28

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $15.08
Class B           $14.76
Class C           $14.57
Class I                    $15.32




This page being filed for series 3 MFS Series Trust X, MFS International Growth Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           3,277
Class B           2,481
Class C           305
Class I                    12


Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $12.48
Class B           $12.17
Class C           $12.08
Class I                    $13.09



This page being filed for series 4 MFS Series Trust X, MFS Emerging Markets Equity Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A  2,050
Class B  1,829
Class C  285
Class I  637

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $13.19
Class B           $12.84
Class C           $12.75
Class I                    $13.52




This page being filed for series 11 MFS Series Trust X, MFS Conservative Allocation Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           1,967
Class B           1,889
Class C           828
Class I                    120
Class 529A                 74
Class 529B                 22
Class 529C                 43

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $9.94
Class B           $9.92
Class C           $9.93
Class I                    $9.97
Class 529A                 $9.94
Class 529B                 $9.91
Class 529C                 $9.92


This page being filed for series 12 MFS Series Trust X, MFS Moderate Allocation Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           3,901
Class B           2,794
Class C           989
Class I                    94
Class 529A                 95
Class 529B                 25
Class 529C                 36

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $ 9.82
Class B           $ 9.81
Class C           $ 9.82
Class I                    $ 9.86
Class 529A                 $ 9.83
Class 529B                 $ 9.81
Class 529C                 $ 9.81


This page being filed for series 13
MFS Series Trust X, MFS Aggressive Growth Allocation Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           1,311
Class B           818
Class C           491
Class I                    159
Class 529A                 74
Class 529B                 69
Class 529C                 20

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $9.35
Class B           $9.35
Class C           $9.34
Class I                    $9.38
Class 529A                 $9.36
Class 529B                 $9.32
Class 529C                 $9.33


This page being  filed for series 14 MFS Series  Trust X, MFS Growth  Allocation
Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           2,085
Class B           2,064
Class C           946
Class I                    253
Class 529A                 70
Class 529B                 105
Class 529C                 29

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $9.63
Class B           $9.60
Class C           $9.60
Class I                    $9.64
Class 529A                 $9.63
Class 529B                 $9.58
Class 529C                 $9.59